Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Investment Management and Other Services – Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated November 10, 2025, and each included in this Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A, File No. 333-266913) of Morgan Stanley ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 23, 2024, with respect to the financial statements and financial highlights of Morgan Stanley Income Opportunities Fund (formerly, Morgan Stanley Global Fixed Income Opportunities Fund) (the “Predecessor Fund”) included in the Predecessor Fund’s Annual Report (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 7, 2025